GRANITE BROADCASTING CORPORATION
                    COMPUTATION OF BROADCAST CASH FLOW MARGIN
                        (in thousands except percentage)

                                                                                                   Pro Forma
                                                     Years ended December 31,                    Latest Twelve
                                         --------------------------------------------------------  Months Ended
                                                                                          1995      March 31,
                                         1991      1992      1993      1994      1995   Pro Forma     1996
                                         ----      ----      ----      ----      ----   ---------     ----
Net revenue                            $33,426   $35,957   $37,499   $62,856   $99,895   $124,749   $125,353
                                       =======   =======   =======   =======   =======   ========   ========
Operating income                       $ 5,672   $ 6,865   $ 6,949   $14,513   $27,157   $ 37,381   $ 36,984

Add:  Depreciation                       2,446     2,279     2,398     3,420     4,514      5,237      5,450
        Amortization                     4,697     3,983     3,864     4,715     9,330     11,987     11,986
        Corporate expense                  658     1,192     1,375     2,162     3,132      3,132      3,310
        Non-cash compensation expense                          123       282       363       364         398
                                       -------   -------   -------   -------   -------   --------   --------
Broadcast cash flow                    $13,473   $14,319   $14,709   $25,092   $44,496   $ 58,101   $ 58,128
                                       -------   -------   -------   -------   -------   --------   --------
Broadcast cash flow margin                40.3%     39.8%     39.2%     39.9%     44.5%      46.6%      46.4%
                                       =======   =======   =======   =======   =======   ========   ========


                        GRANITE BROADCASTING CORPORATION
                    COMPUTATION OF OPERATING CASH FLOW MARGIN
                        (in thousands except percentage)

                                                                                                          Pro Forma
                                                     Years ended December 31,                           Latest Twelve
                                         -------------------------------------------------------------    Months Ended
                                                                                              1995        March 31,
                                         1991       1992       1993       1994       1995    Pro Forma       1996
                                         ----       ----       ----       ----       ----    ---------       ----
Net revenue                            $33,426    $35,957    $37,499    $62,856    $99,895    $124,749    $125,353

Operating income                       $ 5,672    $ 6,865    $ 6,949    $14,513    $27,157    $ 37,381    $ 36,984

Add:  Depreciation                       2,446      2,279      2,398      3,420      4,514       5,237       5,450
        Amortization                     4,697      3,983      3,864      4,715      9,330      11,987      11,986
        Non-cash compensation expense                            123        282        363         363         398

Operating cash flow                     12,815     13,127     13,334     22,930     41,364      54,968      54,818

Operating cash flow margin                38.3%      36.5%      35.6%      36.5%      41.4%       44.1%       43.7%

                        GRANITE BROADCASTING CORPORATION
      COMPUTATION OF RATIO OF OPERATING CASH FLOW TO TOTAL INTEREST EXPENSE
                          (in thousands except ratios)

                                                                                                                         Pro Forma
                                                               Years ended December 31,                                Latest Twelve
                                                ------------------------------------------------------------------     Months Ended
                                                                                                           1995          March 31,
                                                1991        1992        1993        1994        1995     Pro Forma         1996
                                                ----        ----        ----        ----        ----     ---------         ----
Operating income                              $ 5,672     $ 6,865     $ 6,949     $14,513     $27,157     $37,519         $36,984
Add:  Depreciation                              2,446       2,279       2,398       3,420       4,514       5,237           5,450
        Amortization                            4,697       3,983       3,864       4,715       9,330      11,850          11,986
        Non-cash compensation expense                                     123         282         363         363             398
                                              -------     -------     -------     -------     -------     -------         -------
Operating cash flow                            12,815      13,127      13,334      22,930      41,364      54,969          54,818
Total interest expense                         13,709      11,675      10,977      10,707      27,029      36,119          35,920
                                              -------     -------     -------     -------     -------     -------         -------
Ratio of operating cash flow to
   total interest expense                       0.93x       1.12x       1.21x       2.14x       1.53x       1.52x           1.53x
                                              =======     =======     =======     =======     =======     =======         =======

                        GRANITE BROADCASTING CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (in thousands except ratios)

                                                                                                                         Pro Forma
                                                                                                                       Latest Twelve
                                                                   Years ended December 31,                            Months Ended
                                                 -----------------------------------------------------      1995         March 31,
                                                    1991        1992        1993       1994       1995    Pro Forma        1996
                                                 --------    --------    --------    -------   --------   ---------    -------------
Fixed Charges:
   Interest expense                              $ 13,709    $ 11,676    $ 10,977    $10,707   $ 27,026    $36,119       $36,327
   Amortization of deferred financing
     costs                                            185         305         505        842      1,738      1,639         1,639
   Interest component of rental expense                36          40          38         35         35         35            45
                                                 --------    --------    --------    -------   --------    -------       -------
     Total fixed charges                         $ 13,930    $ 12,021    $ 11,520    $11,584   $ 28,799    $37,793       $38,011
                                                 ========    ========    ========    =======   ========    =======       =======
Earnings:
   Income (loss) before income taxes               (8,767)     (5,297)     (4,507)     3,497       (228)       662             1
     and extraordinary item
    Fixed charges                                  13,930      12,021      11,520     11,584     28,799     37,793        38,011
                                                 --------    --------    --------    -------   --------    -------       -------
Adjusted earnings                                $  5,163    $  6,724    $  7,013    $15,081   $ 28,571    $38,455       $38,012
                                                 ========    ========    ========    =======   ========    =======       =======
Ratio of earnings to fixed
   charges  (a)                                      --          --          --        1.30x       --        1.02x         1.00x


(a) Earnings were insufficient to cover fixed charges for each of the three years in the period ended December 31, 1993 by $8,767, $5,297 and $4,507, respectively. Earnings were insufficient to cover fixed charges for the year ended December 31, 1995 and the three months ended March 31,1996 by $228 and $3,393, respectively.

                        GRANITE BROADCASTING CORPORATION
          COMPUTATION OF RATIO OF LONG-TERM DEBT TO OPERATING CASH FLOW
                          (in thousands except ratios)

                                                                                                                    Pro Forma
                                                                                                                  Latest Twelve
                                                            Years ended December 31,                              Months Ended
                                              ------------------------------------------------       1995           March 31,
                                              1991       1992       1993       1994       1995     Pro Forma          1996
                                              ----       ----       ----       ----       ----     ---------          ----
Operating income                            $ 5,672    $ 6,865    $ 6,949    $14,513    $ 27,157    $ 37,519        $ 36,984
Add:  Depreciation                            2,446      2,279      2,398      3,420       4,514       5,237           5,450
        Amortization                          4,697      3,983      3,864      4,715       9,330      11,850          11,986
        Non-cash compensation expense                                 123        282         363         363             398
                                            -------    -------    -------    -------    --------    --------        --------
Operating cash flow                          12,815     13,127     13,334     22,930      41,364      54,969          54,818
Total long-term debt                         95,281     99,315     97,750     95,000     341,000     345,000         344,455
                                            -------    -------    -------    -------    --------    --------        --------
Ratio of long-term debt to operating
   cash flow                                  7.44x      7.57x      7.33x      4.14x       8.24x       6.28x           6.28x
                                            =======    =======    =======    =======    ========    ========        ========